UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2024

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Silverback Capital Settlement and Stipulation

On December 26, 2024, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Silverback Capital Corporation (“SCC”) to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $1,843,595.18 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 75% of the average of the three lowest traded prices during the five trading day period prior to a share request, which is subject to a floor price. In the event the Company’s market price decreases to or below $1.00 per share, then either the Company or SCC may declare a default. SCC has agreed that it will not become the beneficial owner of more than 4.99% of common stock of the Company at any point in time. Further, the Settlement Agreement provides that Settlement Shares may not be issued to SCC if such issuance would exceed 19.9% of the outstanding common stock as of the date of the Settlement Agreement, until such time as the Settlement Agreement is approved by the Company’s stockholders. The Settlement Agreement and the issuance of the Settlement Shares was approved by the Circuit Court of the Twelfth Judicial Circuit Court for Manatee County, Florida (the “Court”) on January 3, 2025 (Case No. 2024 CA 2116). The Court entered an Order confirming the fairness of the terms and conditions of the Settlement Agreement and the issuance of the Settlement Shares.

The foregoing description of the Settlement Agreement and of all of the parties’ rights and obligations under the Settlement Agreement are qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

OID Notes

On January 10, 2025, the Company entered into two six-month promissory notes with accredited investors (the “Lenders”) in the principal amounts of $617,100 (“Note 1”) and $123,420 (“Note 2”). An original issue discount of $117,100 was applied to Note 1 and $23,420 was applied to Note 2 on the issuance date and was paid through the issuance of 15,613 (Note 1) and 3,123 (Note 2) shares of the Company’s Series D Convertible Preferred Stock to the Lenders, resulting in net loan proceeds to the Company of $500,000 (Note 1) and $100,000 (Note 2). Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid on or before July 10, 2025 (a total payback to the Lender of $537,500 (Note 1) and $107,500 (Note 2)).

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lenders, in full satisfaction of its obligations, an amount equal to 130% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) any amounts owed to the Lender pursuant to the conversion rights referenced below.

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At any time after the issuance date of the Notes, the Lenders may convert the outstanding unpaid principal amount of the Notes into restricted shares of Series D Convertible Preferred Stock of the Company at $7.50 per share, or upon the sale of common stock below $1.50 per share, the Lenders have the ability to convert the outstanding amounts of the Notes into shares of common stock at the lowest price sold prior to the registration of the common stock. Each Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to these Notes. The Company granted the Lenders piggy-back registration rights on the shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock. The Company agreed to reserve a number of shares of Series D Convertible Preferred Stock, and common stock issuable upon conversion thereof, equal to three times the number of shares of Series D Convertible Preferred Stock, and common stock issuable upon conversion thereof, which may be issuable upon conversion of the Notes at all times.

The foregoing descriptions of Note 1 and Note 2 and of all of the parties’ rights and obligations under the respective Notes are qualified in their entirety by reference to the Notes, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, and of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities.

In connection with the SCC Settlement Agreement discussed in Item 1.01 above, on January 6, 2025, SCC requested the issuance of 78,000 shares of Common Stock to SCC, representing a payment of approximately $99,645, plus 15,000 shares of Common Stock as a settlement fee. The issuance of the Settlement Shares is in process with the Company’s transfer agent and is being made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, which exempts from registration any securities issued in exchange for one or more outstanding securities, claims or property interests where the terms and conditions of such issuance and exchange are approved by a court of competent jurisdiction after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear.

On December 29, 2024, the Company authorized the issuance of 50,000 shares of common stock to Corey Lambrecht, the Company’s COO and a director, upon the conversion of 100 shares of Series A Convertible Preferred Stock.

On January 10, 2025, the Company authorized the issuance of 15,613 (Note 1) and 3,123 (Note 2) shares of the Company’s Series D Convertible Preferred Stock to the Lenders pursuant to the OID Notes described in Item 1.01 above.

The issuance of the shares of Series D Convertible Preferred Stock and Common Stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors or an officer of the Company with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

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As of January 8, 2025, the Company had 1,912,906 shares of common stock issued and outstanding.

Item 7.01 Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release entitled “American Rebel Light Beer Rocked Nashvile at their Successful Launch Party at the Iconic Kid Rock’s Big Ass Honky Tonk Rock ‘n’ Roll Steakhouse.” A copy of the press release is attached hereto as Exhibit 99.1.

On January 10, 2025, the Company issued a press release entitled “American Rebel Holdings, Inc. (NASDAQ: AREB) Announces Delivery of Initial Shipment of American Rebel Light Beer to Kentucky Distribution Partner - Clark Distributing Company.” A copy of the press release is attached hereto as Exhibit 99.2.

The press releases contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Silverback Capital Settlement Agreement and Stipulation dated December 26, 2024
10.2	$617,100 OID Note 1 dated January 10, 2025
10.3	$123,420 OID Note 2 dated January 10, 2025
99.1	Kid Rock’s Launch Party Press Release dated January 7, 2025
99.2	Kentucky Distributor Press Release dated January 10, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: January 13, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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